EXHIBIT 99.2

June 30, 2019	QUARTERLY REPORT

Dear Shareholder:

The entire C&N Team produced at an exceptional level during Q2 as the Company turned to the future with the closing of the Monument acquisition, ramp up of the York LPO, and introduction of a refreshed brand. It is a significant moment in our long history and the Team delivered.

During the second quarter our top priority has been the systems conversion with Monument and related training efforts. The integration team did an outstanding job conversion weekend and significant on-site support has helped to smooth the transition for customers and staff in the Bucks County market. That group will remain active over the next six to twelve months to complete the integration of cultures, support ongoing customer and staff education, and build-out of C&N’s relationship management model and process. Management is evaluating the overall integration process and documenting strengths and weaknesses that will improve execution on our next acquisition.

The York loan production office is off to a fast start and we are optimistic about achieving the targets that were set when we launched this effort. A strong core team is operating in the market and we continue to add talent that fits our culture and style of banking. We plan to expand our presence in the south-central PA market methodically and opportunistically in the next several years.

The branding project that has been underway since we announced the Monument acquisition launched into the public phase during the second quarter. Our objectives were to refresh and energize the Citizens & Northern brand, eliminate potential confusion with competitors, and remain connected with our historic branding in legacy markets. We believe that the refreshed C&N branding positions us to achieve these goals and we have received positive feedback to date. This effort will continue to roll out through the remainder of 2019 and is aligned with our culture and strategy as we move to the future.

All of these efforts have energized the C&N Team and enhance the value we work to create for our customers in our legacy markets, as well. The strong core franchise built over the years enables us to pursue growth and expansion, and we remain focused on strengthening existing relationships and communities. The teams serving these markets are outstanding and are fully engaged.

Earnings growth is another ongoing priority. Although second quarter results are difficult to assess given the noise of merger expenses and related market value adjustments, core earnings remain strong. Net income in the second quarter of 2019, excluding merger related items and securities gains, increased by approximately 20% compared to the second quarter of 2018 while EPS increased just under 10%. Year-to-date, on the same basis, net income increased 21% and EPS grew 14%. The drivers include stronger net interest income, consistent overall levels of noninterest income, and managed growth in noninterest expenses. Second quarter loan loss provision was essentially $0 which followed a $957,000 credit in the first quarter. The reduction in provisions reflects ongoing improvement in credit quality metrics and has enhanced earnings during the first half of 2019. Third quarter results should provide more clarity on our run rate earnings and the impact of expansion activities as nearly all the merger related expenses have been captured during the first half of the year.

C&N’s capital position enables the Company to pursue growth and expansion and it remains strong following the Monument acquisition. When coupled with our positive earnings, these capital levels support our plans for future growth and continuation of a strong cash dividend. On July 18, 2019, the Board of Directors declared a cash dividend on common stock of $.27 per share payable on August 9, 2019 to shareholders of record on July 29, 2019. This results in an annual dividend of $1.08 and annualized yield of 4.10% based on C&N’s June 30, 2019 closing price of $26.33.

Finally, at the Annual Shareholders meeting C&N welcomed Clark Frame to the Board. Clark was a founder and Chairman and CEO of Monument Bank for the past eleven years and has had a lengthy career in our industry. His experience, knowledge, and insights into the southeastern PA market will be invaluable as we work to build our franchise together.

Thank you to all our loyal shareholders for your continued support and interest.

J. Bradley Scovill

President and CEO

CONDENSED, CONSOLIDATED EARNINGS INFORMATION

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	2ND	2ND
	QUARTER	QUARTER
	2019	2018
	(Current)	(Prior Year)	$ Incr. (Decr.)	% Incr. (Decr.)
Interest and Dividend Income	$17,139	$12,334	$4,805	38.96%
Interest Expense	2,934	1,079	1,855	171.92%
Net Interest Income	14,205	11,255	2,950	26.21%
Credit for Loan Losses	(4)	(20)	16	-80.00%
Net Interest Income After Credit for Loan Losses	14,209	11,275	2,934	26.02%
Noninterest Income	4,849	4,689	160	3.41%
Gain on Restricted Equity Security	0	1,750	(1,750)	-100.00%
Net Gains (Losses) on Available-for-sale Debt Securities	7	(282)	289	-102.48%
Merger-Related Expenses	3,301	0	3,301
Other Noninterest Expenses	11,422	9,684	1,738	17.95%
Income Before Income Tax Provision	4,342	7,748	(3,406)	-43.96%
Income Tax Provision	693	1,377	(684)	-49.67%
Net Income	$3,649	$6,371	($2,722)	-42.72%
Net Income Attributable to Common Shares (1)	$3,630	$6,339	($2,709)	-42.74%
PER COMMON SHARE DATA:
Net Income - Basic	$0.27	$0.52	($0.25)	-48.08%
Net Income - Diluted	$0.27	$0.52	($0.25)	-48.08%
Dividend Per Share - Quarterly	$0.27	$0.27	$0.00	0.00%
Number of Shares Used in Computation - Basic	13,597,848	12,210,902
Number of Shares Used in Computation - Diluted	13,622,954	12,248,145

CONDENSED, CONSOLIDATED EARNINGS INFORMATION

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	6 MONTHS ENDED
	JUNE 30,
	2019	2018
	(Current)	(Prior Year)	$ Incr. (Decr.)	% Incr. (Decr.)
Interest and Dividend Income	$30,204	$24,224	$5,980	24.69%
Interest Expense	4,284	2,072	2,212	106.76%
Net Interest Income	25,920	22,152	3,768	17.01%
(Credit) Provision for Loan Losses	(961)	272	(1,233)	-453.31%
Net Interest Income After (Credit) Provision for Loan Losses	26,881	21,880	5,001	22.86%
Noninterest Income	9,255	9,095	160	1.76%
Gain on Restricted Equity Security	0	1,750	(1,750)	-100.00%
Net Gains (Losses) on Available-for-sale Debt Securities	7	(282)	289	-102.48%
Merger-Related Expenses	3,612	0	3,612
Other Noninterest Expenses	22,118	19,579	2,539	12.97%
Income Before Income Tax Provision	10,413	12,864	(2,451)	-19.05%
Income Tax Provision	1,674	2,118	(444)	-20.96%
Net Income	$8,739	$10,746	($2,007)	-18.68%
Net Income Attributable to Common Shares (1)	$8,693	$10,691	($1,998)	-18.69%
PER COMMON SHARE DATA:
Net Income - Basic	$0.67	$0.88	($0.21)	-23.86%
Net Income - Diluted	$0.67	$0.87	($0.20)	-22.99%
Dividend Per Share - Quarterly	$0.54	$0.54	$0.00	0.00%
Dividend Per Share - Special	$0.10	$0.00	$0.10
Number of Shares Used in Computation - Basic	12,956,916	12,200,245
Number of Shares Used in Computation - Diluted	12,982,361	12,236,518

(1) Basic and diluted net income per common share are determined based on net income less earnings allocated to nonvested restricted shares with nonforfeitable dividends.

CONDENSED, CONSOLIDATED BALANCE SHEET DATA

(In Thousands) (Unaudited)

	JUNE 30,	JUNE 30,	JUNE 30, 2019 vs 2018
	2019	2018	$ Incr. (Decr.)	% Incr. (Decr.)
ASSETS
Cash & Due from Banks	$39,505	$51,475	($11,970)	-23.25%
Available-for-sale Debt Securities	363,465	348,044	15,421	4.43%
Loans Held for Sale	1,131	177	954	538.98%
Loans, Net	1,108,483	809,816	298,667	36.88%
Intangible Assets	30,013	11,952	18,061	151.11%
Other Assets	67,088	62,543	4,545	7.27%
TOTAL ASSETS	$1,609,685	$1,284,007	$325,678	25.36%

LIABILITIES
Deposits	$1,284,143	$1,040,899	$243,244	23.37%
Repo Sweep Accounts	3,192	5,169	(1,977)	-38.25%
Total Deposits and Repo Sweeps	1,287,335	1,046,068	241,267	23.06%
Borrowed Funds	62,574	39,054	23,520	60.22%
Subordinated Debt	7,000	0	7,000
Other Liabilities	13,060	9,706	3,354	34.56%
TOTAL LIABILITIES	1,369,969	1,094,828	275,141	25.13%

SHAREHOLDERS' EQUITY
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	236,284	195,518	40,766	20.85%
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Debt Securities	3,138	(6,476)	9,614	-148.46%
Defined Benefit Plans	294	137	157	114.60%
TOTAL SHAREHOLDERS' EQUITY	239,716	189,179	50,537	26.71%
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,609,685	$1,284,007	$325,678	25.36%

4